Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-256280

PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 1, 2021)
DYNATRONICS CORPORATION

Up to $2,677,997

Common Stock

We are Dynatronics Corporation, a corporation incorporated under the laws of the State of Utah. We have entered into an equity distribution agreement with Canaccord Genuity LLC and Roth Capital Partners, LLC relating to shares of our common stock that may be offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, as amended, we may offer and sell common stock having an aggregate offering price of up to $10,000,000 from time to time through Canaccord Genuity LLC and Roth Capital Partners, LLC, acting as our sales agents. This prospectus supplement is offering up to an aggregate of $2,677,997 in shares of our common stock. We will be required to file another prospectus supplement in the event we want to offer more than $2,677,997 in shares of our common stock in accordance with the equity distribution agreement. Our common stock is listed on The Nasdaq Capital Market under the symbol “DYNT.” On May 17, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.11 per share.

Upon delivery of a placement notice, and subject to our instructions in that notice and the terms and conditions of the equity distribution agreement generally, Canaccord Genuity LLC and Roth Capital Partners, LLC may sell shares of our common stock by any method permitted by law deemed to be an “at-the-market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. The shares of common stock will be distributed at the market prices prevailing on The Nasdaq Capital Market at the time of the sale of such shares. Canaccord Genuity LLC and Roth Capital Partners, LLC are not required to sell any specific number or dollar amount of securities, but will act as sales agents using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms among Canaccord Genuity LLC, Roth Capital Partners, LLC, and us, to sell on our behalf all of the shares of common stock requested to be sold by us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Canaccord Genuity LLC and Roth Capital Partners, LLC will be entitled to compensation at a fixed commission rate equal to 3.0% of the gross sale price per share of common stock sold. In connection with the sale of our common stock on our behalf, Canaccord Genuity LLC and Roth Capital Partners, LLC will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of Canaccord Genuity LLC and Roth Capital Partners, LLC will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” on page S-9 for additional information regarding the compensation to be paid to Canaccord Genuity LLC and Roth Capital Partners, LLC. None of Canaccord Genuity LLC and Roth Capital Partners, LLC or any of their respective affiliates or any person or entity acting jointly or in concert with them, has over-allotted, or will over-allot, shares of common stock in connection with the offering or effect any other transactions that are intended to stabilize or maintain the market price of the common stock.

As of May 17, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $15,600,649, based on 14,054,639 shares of outstanding common stock held by non-affiliates and a price per share of $1.11, the closing price of our common stock on May 17, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have sold approximately $3,599,997 in securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on, and includes, the date of this prospectus supplement.

Investing in our securities involves risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference, to read about factors to consider before purchasing our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

Roth Capital Partners

The date of this prospectus supplement is September 17, 2021.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS	S-3
PROSPECTUS SUPPLEMENT SUMMARY	S-4
RISK FACTORS	S-6
USE OF PROCEEDS	S-8
DILUTION	S-8
PLAN OF DISTRIBUTION	S-9
LEGAL MATTERS	S-9
EXPERTS	S-10
WHERE YOU CAN FIND MORE INFORMATION	S-10
INFORMATION INCORPORATED BY REFERENCE	S-10

Prospectus

ABOUT THIS PROSPECTUS	1
RISK FACTORS	1
FORWARD-LOOKING STATEMENTS	1
OUR COMPANY	2
THE SECURITIES WE MAY OFFER	2
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT	4
DILUTION	4
USE OF PROCEEDS	4
DESCRIPTION OF CAPITAL STOCK	4
Description of Common Stock	4
Description of Preferred Stock	5
Description of Warrants	9
Description of Debt Securities	11
Description of Units	16
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	17
EXPERTS	18
WHERE YOU CAN FIND MORE INFORMATION	18
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	18

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, including the documents incorporated by reference, provides more general information. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. The prospectus and prospectus supplement are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, using this prospectus supplement and the accompanying prospectus, we may from time to time sell shares of our common stock preferred stock, debt securities, warrants, units or any combination thereof, in one or more offerings having an aggregate offering price of up to $50,000,000 on terms to be determined by market conditions at the time of the offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

It is important that you read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents to which we have referred you in “Information Incorporated by Reference” and “Where You Can Find More Information” on page S-10 of this prospectus supplement.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not, and Canaccord Genuity LLC and Roth Capital Partners, LLC have not, authorized anyone to provide you with different or additional information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and/or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to any person to whom it is unlawful to make such offer or solicitation. See the “Plan of Distribution” section of this prospectus supplement beginning on page S-9.

References to “our Company,” “Dynatronics,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus are to Dynatronics Corporation and its consolidated subsidiaries, unless the context otherwise requires. This document includes trade names and trademarks of other companies. All such trade names and trademarks appearing in this document are the property of their respective holders. References herein to “$” and “dollars” are to the currency of the United States.

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we may authorize to be delivered to you. Neither we, nor the sales agents have authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. Neither we, nor the sales agents take any responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus is only accurate as of the date of this prospectus, regardless of the time or delivery of this prospectus and any sale of our securities.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference contain forward-looking statements. All statements contained or incorporated by reference in this prospectus supplement other than statements of historical fact are forward-looking statements. When used in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement, the words “believe,” “anticipate,” “intend,” “plan,” “estimate,” “expect,” “may,” “will,” “should,” “seeks” and similar expressions are forward-looking statements. Such forward-looking statements are based on current expectations, but the absence of these words does not necessarily mean that a statement is not forward-looking. Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate.

All statements contained or incorporated in this prospectus which address operating performance, events or developments that we expect or anticipate may occur in the future, including statements related to statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance, are forward-looking statements. Important factors, risks and uncertainties that may cause actual results to differ from those expressed in our forward-looking statements include, but are not limited to:

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our ability to continue to design, develop and market new and updated products;
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continued financial viability of our largest customers;
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timely and adequate supply from third party suppliers;
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uncertainties associated with obtaining and enforcing our intellectual property rights;
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our estimates for future performance;
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the impact on our sales and operations of public health crises in the United States or internationally, including the current COVID-19 or coronavirus pandemic; and
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our estimates regarding our capital requirements and our need for, and ability to obtain, additional financing.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. For a more detailed discussion of such forward-looking statements and the potential risks and uncertainties that may impact upon their accuracy, see the “Risk Factors” section of our most recent Annual Report on Form 10-K and of our other reports filed with the SEC (including any amendments thereto), which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future periodic reports filed with the SEC under the Exchange Act. These forward-looking statements reflect our view only as of the date of this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference in this prospectus supplement and the accompanying prospectus, and that we have filed as exhibits to the registration statement of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we undertake no obligations to update any forward-looking statements. Accordingly, you should also carefully consider the factors set forth in reports or documents that we file from time to time with the SEC.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement. This summary does not contain all the information you should consider before investing in our securities. You should read the following summary together with the more detailed information appearing in this prospectus supplement, the accompanying prospectus and the information incorporated by reference before making an investment decision.

Company Overview

We are a medical device company committed to providing high quality restorative products designed to accelerate optimal health. We design, manufacture, and sell a broad range of restorative products for clinical use in physical therapy, rehabilitation, orthopedics, pain management, and athletic training. Through our distribution channels, we market and sell to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, hospitals, and consumers.

We conduct our business out of our current headquarters facility in Eagan, Minnesota, and subsidiary locations in Northvale, New Jersey and Cottonwood Heights, Utah. We were founded on a technology platform to treat patients non-invasively using microprocessor-based therapeutic devices. For more than 35 years, we have grown our business and product offerings by building upon these core therapeutic technologies, acquiring businesses in related medical fields, and developing products and distribution to meet the needs of our target customers.

We were founded as “Dynatronics Laser Corporation” in Utah on April 29, 1983. Our predecessor company, Dynatronics Research Company, was formed in 1979 as a Utah corporation. We significantly increased our business reach in recent years with the acquisition of Hausmann Industries, Inc. (now, Hausmann Enterprises, LLC) in 2017, and Bird & Cronin, Inc. (now, Bird & Cronin, LLC), in 2018. Our website address is www.dynatronics.com. The contents of our website are not part of this prospectus supplement and the references in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference to our website do not constitute incorporation by reference into this prospectus supplement or the accompanying prospectus of the information contained therein. Our principal executive offices are located at 1200 Trapp Road, Eagan, Minnesota 55121 and our telephone number is (801) 568-7000.

For additional information regarding our business, properties and financial condition, please refer to the documents cited in “Where You Can Find More Information” on page S-10.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

The Offering

Issuer	Dynatronics Corporation, a Utah corporation.

Shares of common stock offered by us	Shares of common stock with an aggregate offering price of up to $2,677,997.

Shares of common stock to be outstanding after this offering
Up to 19,755,723 shares of common stock(1), assuming sales of 2,391,069 shares of our common stock in this offering at a price of $1.11 per share, which was the closing price on The Nasdaq Capital Market on May 17, 2021. The actual number of shares issued will vary depending on the sales price under this offering.(2)

Manner of offering	“At-the-market offering” that may be made from time to time through our sales agents Canaccord Genuity LLC and Roth Capital Partners, LLC. See “Plan of Distribution” on page S-10.

Use of proceeds
We intend to use the net proceeds from this offering to enhance liquidity, working capital and for general corporate purposes, including line of credit pay-down, and pursuing long-term growth opportunities. See “Use of Proceeds” on page S-8.

Nasdaq listing and symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “DYNT.”

Transfer Agent	Our transfer agent is Issuer Direct Corporation, 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah, 84117, Telephone 801.272.9294, www.issuerdirect.com

Risk factors	An investment in our common stock involves risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-6.
(1)
The number of shares of common stock to be outstanding after this offering is based on 17,364,654 shares of common stock issued and outstanding as of the date of this prospectus supplement and excludes the following:

●	140,000 shares of common stock issuable upon the exercise of stock options outstanding as of May 17, 2021, with a weighted average exercise price of $2.00 per share;
●	6,738,500 shares of common stock issuable upon the exercise of stock purchase warrants outstanding as of May 17, 2021 at an exercise price of $2.75 per share;
●	3,351,000 shares of common stock underlying conversion of convertible preferred stock outstanding as of May 17, 2021; and
●	1,290,656 shares of common stock reserved for future issuance under our equity incentive plans.
(2)	Except as otherwise indicated, the information contained in this prospectus supplement assumes the sale of all of the shares offered hereby.

RISK FACTORS

Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in Part I—Item 1A of our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Additional Risks Related to this Offering

The share price of our common stock has been and will likely continue to be volatile. The price for our common stock has been, and is likely to continue to be, volatile for the foreseeable future. For example, in the 12 months ended May 17, 2021, our common stock’s sales price on The Nasdaq Capital Market ranged from a low of $0.52 to a high of $2.56 per share. Broad market and industry factors may seriously affect the market price of our common stock, regardless of our actual operating performance. The market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including, among others, the factors discussed in these risk factors and elsewhere in our reports and other documents filed with the SEC. Other factors that may cause volatility in our share price include:

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our ability to meet our working capital needs;
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anticipated near-term reductions in revenue estimated to be as much as $11,000,000 resulting from our phasing out of distributed products in favor of manufactured products, as announced in the quarter ended March 31, 2021;
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quarterly variations in operating results;
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changes in financial estimates by us or securities analysts who may cover our stock or by our failure to meet the estimates made by securities analysts;
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changes in market valuations of other similar companies;
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announcements by us or our competitors of new products or of significant technical innovations, contracts, acquisitions, divestitures, strategic relationships or joint ventures;
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additions or departures of key personnel;
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public response and investor reaction to rumors or factual reports of global events, terrorism, outbreaks of disease and other natural disasters, such as the recent COVID-19 or coronavirus pandemic;
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continued challenges experienced by us and our customers due to reduced capacity and operating hours, supply chain disruptions, and extended handling and shipping time due to the ongoing COVID-19 pandemic;
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the realization of any of the risk factors presented in this prospectus supplement or the accompanying prospectus; and
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future sales of common stock.

Furthermore, from time to time the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes, international currency fluctuations or political unrest, may negatively impact the market price of our common stock. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. Like any publicly traded company, we too may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention.

Management will have immediate and broad discretion as to the use of the proceeds from this offering and may invest or spend the proceeds of this offering in ways in which you may not agree and in ways that may not yield returns to shareholders. We will retain broad discretion over the use of proceeds from this offering. We intend to use the net proceeds principally as described under “Use of Proceeds.” You may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, it is possible that the net proceeds may be used in a way that does not improve our operating results or enhance the value of our common stock.

The sale of our common stock in this offering and any future sales of our common stock may depress our stock price and our ability to raise fund in new stock offerings. We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current shareholders concerned about the potential dilution of their holdings. In addition, sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable, or at all. We cannot predict the number of these shares that might be resold or the effect that future sales of our shares of common stock would have on the market price of our shares of common stock.

Purchasers will experience immediate dilution in the book value per share of the common stock you purchase. If you purchase shares of our common stock in this offering, you will suffer substantial dilution in the net tangible book value of the common stock you purchase because the price you pay per share exceeds the book value per share of our tangible assets as of March 31, 2021. As a result, investors purchasing common stock in this offering will incur immediate dilution of $0.46 per share, based on the difference between the assumed public offering price of $1.11 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on May 17, 2021, and the as adjusted net tangible book value per share of our outstanding common stock as of March 31, 2021. These future issuances of common stock or common stock equivalents and any additional shares issued in connection with acquisitions, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

In addition to potential dilution associated with this offering and with future fundraising transactions, we currently have significant numbers of securities outstanding that are exercisable for or convertible into shares of our common stock, which could result in significant additional dilution and downward pressure on our stock price. As of May 17, 2021, there were 17,364,654 shares of our common stock outstanding. In addition, we had outstanding stock options representing the potential issuance of an additional 140,000 shares of our common stock, 6,738,500 shares of common stock issuable upon exercise of common stock purchase warrants, and 3,351,000 shares of common stock underlying the conversion of 3,351,000 shares of our preferred stock. The issuance of these shares of common stock in the future would result in significant dilution to our current shareholders and could adversely affect the price of our common stock and the terms on which we could raise additional capital. In addition, the issuance and subsequent trading of shares could cause the supply of our common stock available for purchase in the market to exceed the purchase demand for our common stock. Such supply in excess of demand could cause the market price of our common stock to decline.

We plan to sell shares of our common stock in “at-the-market offerings”, and investors who buy shares of our common stock at different times will likely pay different prices. Investors who purchase shares of our common stock in the offering described in this prospectus supplement at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our common stock. The trading price of our common stock may be volatile and subject to wide fluctuations. Many factors could have an impact on the market price of our common stock, including the factors described above and those disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, December 31, 2020 and March 31, 2021.

We do not intend to pay dividends on our common stock in the foreseeable future. We have never declared or paid any dividends on our common stock. We intend, for the foreseeable future, to retain our future earnings, if any, to finance our business operations and to pursue our business model. As a result, the return on an investment in our common stock will likely depend upon any future appreciation in value, if any, and on your ability to sell your shares of common stock. The payment of future dividends, if any, will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing including earnings, financial conditions, cash on hand, financial requirements to fund our commercial activities, development and growth, our obligations to pay dividends on our preferred stock, and other factors that our board of directors may consider appropriate in the circumstances.

Any current or future outbreak of a health epidemic or other adverse public health developments, such as the outbreak of the Novel Coronavirus Disease 2019 (“COVID-19”) and ensuing pandemic, could disrupt our manufacturing and supply chain, and adversely affect our business and operating results. Our business could be adversely affected by the effects of health epidemics. For example, our materials suppliers could be disrupted by conditions related to COVID-19, or other epidemics, possibly resulting in disruption to our supply chain. If our suppliers are unable or fail to fulfill their obligations to us for any reason, we may not be able to manufacture our products and satisfy customer demand or our obligations under sales agreements in a timely manner, and our business could be harmed as a result. Our business has been adversely affected by the COVID-19 pandemic. Furthermore, there continues to be uncertainty on the continuing impact of the pandemic on our business. Infections may become more widespread and should that limit our ability to timely sell and distribute our products or cause supply disruptions it would have a negative impact on our business, financial condition and operating results. In addition, a significant health epidemic could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could affect demand for our products, which could have a material adverse effect on our business, operating results and financial condition.

Although certain of our products are used by healthcare professionals in settings where patients are treated, we do not make claims that our products are effective in the treatment, prevention or cure of disease, including COVID-19. If sales representatives, retailers or online resellers make unauthorized representations concerning the use of our products in the prevention, treatment or mitigation of COVID-19, the response to such statements may adversely affect our business and results of operations and the market price of our common stock. The manufacture, marketing and sale of our products are regulated by the governmental agencies, including the U.S. Food and Drug Administration or FDA, or FDA, and the Federal Trade Commission, or FTC. The FDA and the FTC have issued warning letters to seven companies for selling fraudulent COVID-19 products, as part of these agencies’ response in protecting Americans during the global COVID-19 pandemic. The FDA is warning against the sale of unapproved products claiming to prevent or treat COVID-19. In a public announcement regarding the warning letters, the FDA Commissioner announced that the agency is particularly concerned that products that claim to cure, treat or prevent serious diseases like COVID-19 may cause consumers to delay or stop appropriate medical treatment, leading to serious and life-threatening harm. Companies that sell products that fraudulently claim to prevent, treat or cure COVID-19 may be subject to legal action, including but not limited to seizure or injunction. The FDA and FTC have indicated that they will continue to monitor social media, online marketplaces and incoming complaints to help ensure that the companies do not sell fraudulent products, and an FDA cross-agency task force has been established and dedicated to monitor closely for fraudulent products related to COVID-19.

Changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may affect our financial results. Borrowings under our line of credit facility bear interest at variable rates based on LIBOR or Prime. The LIBOR or Prime rates and certain other interest “benchmarks” may be subject to regulatory guidance and/or reform that could cause interest rates under our current or future debt agreements to perform differently than in the past or cause other unanticipated consequences. The United Kingdom’s Financial Conduct Authority, which regulates LIBOR, has announced that it intends to stop encouraging or requiring banks to submit rates for the calculation of LIBOR rates after December 31, 2021, and it is unclear if LIBOR will cease to exist or if new methods of calculating LIBOR will evolve. If LIBOR ceases to exist or if the methods of calculating LIBOR change from their current form, interest rates on our current or future debt obligations may be adversely affected.

USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sale of the common stock under this prospectus supplement for general corporate purposes, including working capital, payments on our line of credit, general and administrative expenses, manufacturing expenses and potential acquisitions of companies and technologies that complement our business.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of March 31, 2021 was approximately $10,297,789, or approximately $0.59 per share of common stock. Net tangible book value represents total assets less intangible assets and total liabilities. Net tangible book value per share represents net tangible book value divided by the total number of shares of common stock outstanding.

Dilution in net tangible book value per share represents the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of the assumed 2,391,069 shares of our common stock in this offering at an assumed public offering price of $1.11 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on May 17, 2021, and after deducting estimated offering commission and estimated offering expenses payable by us, our adjusted net tangible book value per share of our common stock at March 31, 2021, would have been approximately $12,766,253, or $0.65 per share of common stock. This represents an immediate increase in net tangible book value per share of our common stock of approximately $0.05 per share to existing shareholders and an immediate dilution of approximately $0.46 per share to purchasers in this offering.

The following table illustrates this dilution on a per share basis:
Assumed public offering price per share		$1.11

Net tangible book value per share as of March 31, 2021	$0.59
Increase per share attributable to this offering	$0.05

As adjusted net tangible book value per share attributable to this offering		$0.65

Dilution per share to investors purchasing common stock in this offering		$0.46

The foregoing table is based on 17,364,654 shares of common stock outstanding at March 31, 2021, which excludes, as of that date:

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140,000 shares of common stock issuable upon the exercise of stock options outstanding, with a weighted average exercise price of $1.91 per share;
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6,728,500 shares of common stock issuable upon the exercise of outstanding warrants to purchase common stock at an exercise price of $2.75 per share;
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3,351,000 shares of common stock underlying conversion of 3,351,000 outstanding shares of preferred stock as follows: (i) $ 4,980,000 in stated value of Series A 8% Convertible Preferred Stock outstanding, convertible into shares of common stock at a conversion price of $2.50 per share; and (ii) $3,397,500 in stated value of shares of Series B Convertible Preferred Stock outstanding, convertible into shares of common stock at a conversion price of $2.50 per share; and
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1,290,656 shares of common stock not subject to stock options and reserved for future issuance under our equity incentive plans.

To the extent any of the options or warrants are exercised, or the preferred stock is converted to common stock, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Canaccord Genuity LLC and Roth Capital Partners, LLC pursuant to which we may offer and sell our common stock from time to time through Canaccord Genuity LLC and Roth Capital Partners, LLC acting as sales agents, including sales having an aggregate gross sales price of up to $10,000,000. This prospectus supplement is offering up to an aggregate of $2,677,997 in shares of our common stock. We will be required to file another prospectus supplement in the event we want to offer more than $2,677,997 in shares of our common stock in accordance with the equity distribution agreement. This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. The equity distribution agreement has been filed with the SEC as an exhibit to a report filed under the Exchange Act and incorporated by reference in this prospectus supplement.

Upon delivery of a placement notice, and subject to the Company’s instructions in that notice, and the terms and conditions of the equity distribution agreement generally, Canaccord Genuity LLC and Roth Capital Partners, LLC may sell our common stock by any method permitted by law deemed to be an “at the market offering” as defined by Rule 415(a)(4) promulgated under the Securities Act. The common stock will be distributed at the market prices prevailing on The Nasdaq Capital Market at the time of the sale of such common stock.

We will pay Canaccord Genuity LLC and Roth Capital Partners, LLC in cash, upon each sale of our common stock pursuant to the equity distribution agreement, a commission in an amount equal to 3.0% of the aggregate gross sales price from each sale of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse a portion of Canaccord Genuity LLC and Roth Capital Partners, LLC’s expenses, including legal fees, in connection with this offering up to a maximum of $40,000. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed sales compensation to Canaccord Genuity LLC and Roth Capital Partners, LLC in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and expense reimbursement payable to Canaccord Genuity LLC and Roth Capital Partners, LLC under the terms of the equity distribution agreement, will be approximately $150,000.00.

Settlement for sales of common stock will occur on the second full business day following the date on which any sales are made, or on some other date that is agreed upon by us and Canaccord Genuity LLC and Roth Capital Partners, LLC in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord Genuity LLC and Roth Capital Partners, LLC may agree.

Canaccord Genuity LLC and Roth Capital Partners, LLC will act as sales agents on a commercially reasonable efforts basis consistent with their normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market. In connection with the sale of common stock on our behalf, Canaccord Genuity LLC and Roth Capital Partners, LLC will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Canaccord Genuity LLC and Roth Capital Partners, LLC will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Canaccord Genuity LLC and Roth Capital Partners, LLC against certain civil liabilities, including liabilities under the Securities Act.

None of Canaccord Genuity LLC, Roth Capital Partners, LLC, or any of their respective affiliates or any person or entity acting jointly or in concert with them, has over-allotted, or will over-allot, common stock in connection with the offering or effect any other transactions that are intended to stabilize or maintain the market price of the common stock.

The offering of our common stock pursuant to the equity distribution agreement will terminate as permitted therein. We, Canaccord Genuity LLC or Roth Capital Partners LLC may terminate the equity distribution agreement at any time upon ten days’ prior notice.

Canaccord Genuity LLC and Roth Capital Partners, LLC and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Canaccord Genuity LLC and Roth Capital Partners, LLC and Canaccord Genuity LLC and Roth Capital Partners, LLC may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

Certain legal matters relating to the offering under this prospectus supplement will be passed upon on behalf of the Company by Dentons Durham Jones Pinegar P.C., Salt Lake City, Utah. In addition, certain legal matters in connection with the offering under this prospectus supplement will be passed upon on behalf of the sales agents by Goodwin Procter LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of June 30, 2020 and June 30, 2019 and for each of the years in the two-year period ended June 30, 2020, have been audited by Tanner LLC as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated by reference herein in reliance upon the report of Tanner LLC, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are also available on the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.dynatronics.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

This prospectus supplement and the accompanying base prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying base prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

INFORMATION INCORPORATED BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The following information incorporated by reference is deemed to be part of this prospectus supplement:

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our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on September 24, 2020;

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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 29, 2020, relating to our Annual Meeting of Shareholders held December 10, 2020;

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our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020, for the quarter ended December 31, 2020, filed with the SEC on February 11, 2021, and for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;

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our Current Reports on Form 8-K as filed with the SEC during 2020 and 2021 on each of November 5, 2020, November 9, 2020, November 12, 2020, December 11, 2020, December 16, 2020, December 31, 2020, January 29, 2021, February 1, 2021, February 11, 2021, April 6, 2021, April 22, 2021, April 29, 2021, May 13, 2021, and May 17, 2021 (other than any portions thereof deemed furnished and not filed as indicated below);

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the description of our common stock contained in our Registrant’s Registration Statement on Form 8-A (File No. 00-012697) filed on July 26, 1984, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus supplement, if such person makes a written or oral request directed to:

Director, Investor Relations
Dynatronics Corporation
1200 Trapp Road
Eagan, Minnesota, 55121
(801) 568-7000

PROSPECTUS

DYNATRONICS CORPORATION

$50,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

Units

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We are Dynatronics Corporation, a corporation incorporated under the laws of the State of Utah. This prospectus relates to the public offer and sale of common stock, preferred stock, debt securities, warrants, and units (collectively, the shelf securities or the securities) that we may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $50,000,000. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants.

This prospectus provides you with a general description of the securities we may offer and sell. We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before you invest in any of our securities.

We may offer the securities from time to time through public or private transactions, and in the case of our common stock, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities registered hereunder and any applicable fees, commissions, or discounts will be described in the applicable prospectus supplement. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of our securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “DYNT.” As of May 17, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $15,600,649, which was calculated based on 14,054,639 shares of outstanding common stock held by non-affiliates and on a price per share of $1.11, the closing price of our common stock on May 17, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $3,599,742 in value of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 1 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  July 1, 2021.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, from time to time, we may sell any one or more or a combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $50,000,000. This prospectus provides you with general information regarding the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in the applicable prospectus supplement any of the information contained in this prospectus. You should read both this prospectus and the prospectus supplement related to any offering as well as additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the dates set forth on their respective covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since those dates. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or any “free writing prospectus.” You should rely only on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or related “free writing prospectus.” To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided, that, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless the context otherwise requires, the terms “Company,” “we,” “us,” or “our” refer to Dynatronics Corporation, a Utah corporation, and its consolidated subsidiaries.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement and any free writing prospectus, together with all of the other information contained or incorporated by reference in the applicable prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part II, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, and in our Quarterly Report on Form 10-Q for the quarterly periods ended September 30, 2020, December 31, 2020 and March 31, 2021. These reports are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or SEC, in the future.

See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents and information incorporated by reference herein and therein may contain “forward-looking statements.” Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies as well as statements, other than historical facts, that address activities, events, or developments that we intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are based on assumptions and assessments made in light of our experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of our control. You should not place undue reliance on these forward-looking statements, which reflect our view only as of the date of this prospectus, and we undertake no obligation to update these forward-looking statements in the future, except as required by applicable law.

Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus, or in the case of documents referred to or incorporated by reference, the date of those documents, or to conform such statements to actual results or revised expectations. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Factors that could cause actual results to differ materially from those indicated by the forward-looking statements include those factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus.

You should read this prospectus, the documents incorporated by reference herein, the applicable prospectus supplement and any free writing prospectus, and the documents that we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

OUR COMPANY

Overview

We design, manufacture, and sell a broad range of restorative products for clinical use in physical therapy, rehabilitation, orthopedics, pain management, and athletic training. Through our distribution channels, we market and sell to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals.

We conduct our operations at our headquarters in Eagan, Minnesota, and in other facilities located in Northvale, New Jersey; and Cottonwood Heights, Utah. Organized in 1983, Dynatronics has grown by adding manufactured and branded product offerings, developing best-in-class distribution to meet the needs of our target customers, and acquiring complementary medical device businesses in related fields.

Background

We are a Utah corporation founded as “Dynatronics Laser Corporation” on April 29, 1983. Our predecessor company, Dynatronics Research Company, was formed in 1979 as a Utah corporation.

We operate on a fiscal year ending June 30. For example, reference to fiscal year 2020 refers to the fiscal year ended June 30, 2020. All references to financial statements in this prospectus refer to the consolidated financial statements of our parent company, Dynatronics Corporation, and our wholly-owned subsidiaries, Bird & Cronin, LLC, Hausmann Enterprises, LLC, and Dynatronics Distribution Company, LLC.

Our principal offices are located at 1200 Trapp Road, Eagan, Minnesota, 55121, and our telephone number is (801) 568-7000. Our website address is www.dynatronics.com. Neither our website nor any information contained on, or accessible through, our website is part of this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination, and common stock, preferred stock and/or debt securities upon the exercise of the warrants, with a total value of up to $50,000,000, from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;
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aggregate principal amount or aggregate offering price;
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maturity date, if applicable;
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original issue discount, if any;
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rates and times of payment of interest or dividends, if any;
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redemption, conversion, exercise, exchange or sinking fund terms, if any;
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ranking;
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restrictive covenants, if any;
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voting or other rights, if any;
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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
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material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described generally in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

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the names of those agents or underwriters;
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applicable fees, discounts and commissions to be paid to them;
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details regarding over-allotment options, if any; and
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the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock. When we issue shares of common stock under this prospectus, the shares will be fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future. In this prospectus, we have summarized certain general features of the common stock under “Description of Capital Stock — Description of Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors, or Board, has the authority to designate up to 50,000,000 shares of preferred stock in one or more series and to fix the privileges, preferences and rights of each series of preferred stock, any or all of which may be greater than the rights of the common stock. If we sell any new series of preferred stock under this prospectus and any applicable prospectus supplement, our Board will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. In this prospectus, we have summarized certain general features of the preferred stock under “Description of Capital Stock — Description of Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/or debt securities. In this prospectus, we have summarized certain general features of the warrants under “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Units. We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not necessarily be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus and the related prospectus supplement:

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the net tangible book value per share of our equity securities before and after the offering;
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the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and
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the amount of the immediate dilution from the public offering price, which will be absorbed by such purchasers.

USE OF PROCEEDS

Except as may be otherwise set forth in any prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of securities offered hereby for general corporate purposes, which may include the repayment of indebtedness outstanding from time to time and for working capital, capital expenditures, acquisitions and repurchases of our common stock or other securities. When specific securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our amended and restated articles of incorporation, as amended (our “Articles of Incorporation”), authorize us to issue 100,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share. This section describes the general terms of our capital stock. A prospectus supplement may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to our securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our Articles of Incorporation has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part.

Our capital stock and the rights of the holders of our capital stock are subject to the applicable provisions of the Utah Revised Business Corporation Act, which we sometimes refer to in this section as “Utah law,” our Articles of Incorporation, our bylaws, as amended (or “Bylaws”), and the agreements described below. The following description of our capital stock, and any description of our capital stock in a prospectus supplement, may not be complete and is subject to, and qualified in its entirety by reference to, Utah law and the actual terms and provisions contained in our Articles of Incorporation and our Bylaws, each as amended from time to time. For more information on how to obtain copies of our Articles of Incorporation and Bylaws which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, please see the section captioned “Where You Can Find More Information” in this prospectus.

Description of Common Stock

Voting Rights

The holders of our common stock are generally entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have any cumulative voting rights. Unless otherwise required by Utah law, once a quorum is present, matters presented to shareholders, except for the election of directors, will be approved by a majority of the votes cast. The election of directors is determined by a plurality of the votes cast. Shareholders are not entitled to cumulative voting. Cumulative voting is a system for electing directors whereby a shareholder is entitled to multiply the number of securities held by the number of directors to be elected and cast the total number of votes for a single candidate or a select few candidates.

Dividends

Holders of our common stock are entitled to receive dividends if, as and when declared by the Board out of funds legally available for that purpose, subject to preferences that may apply to any preferred stock that we issue.

Liquidation Rights

In the event of our dissolution or liquidation, after satisfaction of all our debts and liabilities and distributions to the holders of any preferred stock that we issued, or may issue in the future, of amounts to which they are preferentially entitled, the holders of common stock will be entitled to share ratably in the distribution of assets to the shareholders.

Other Provisions

There are no cumulative, subscription or preemptive rights to subscribe for any additional securities, which we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to the common stock. The rights of holders of common stock are subject to the rights, privileges, preferences and priorities of any class or series of preferred stock. In addition, we are restricted from making distributions, paying dividends and redeeming the common stock and making similar payments with respect to junior securities at any time that we are not in compliance with our obligations under the applicable designations of the rights, preferences and limitations of any outstanding series of preferred stock.

Our Articles of Incorporation and Bylaws do not restrict the ability of a holder of our common stock to transfer his or her shares of our common stock.

Shares of Common Stock Reserved for Issuance

As of May 17, 2021, we had reserved for issuance:

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6,738,500 shares of common stock issuable upon the exercise of outstanding warrants;
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1,992,000 shares of common stock issuable upon the conversion of outstanding shares of our Series A 8% Convertible Preferred Stock, or Series A Preferred. For a description of the conditions upon which the Series A Preferred is convertible, see “Series A 8% Convertible Preferred Stock” below;
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1,359,000 shares of common stock issuable upon the conversion of outstanding shares of our Series B Convertible Preferred Stock, or Series B Preferred. For a description of the conditions upon which the Series B Preferred is convertible, see “Series B Convertible Preferred Stock” below; and
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140,000 shares of common stock issuable upon the exercise of options granted under our stock option plans, with a weighted average exercise price of $1.91 per share, 46,250 of which are currently exercisable, and 93,750 of which are subject to vesting requirements.

Description of Preferred Stock

Under our Articles of Incorporation, we are authorized to issue up to 50,000,000 shares of preferred stock, no par value per share, in one or more series with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, the Board is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of our common stock and, in certain instances, could adversely affect the market price of our common stock.

Our Board has designated 2,000,000 of the authorized shares of preferred stock as Series A 8% Convertible Preferred Stock, 1,800,000 of the authorized shares of preferred stock as Series B Convertible Preferred Stock, 2,800,000 of the authorized shares of preferred stock as Series C Non-voting Convertible Preferred Stock, and 1,581,935 of the authorized shares of preferred stock as Series D Non-voting Convertible Preferred Stock.

As of May 17, 2021, there were:

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1,992,000 shares of Series A Preferred issued and outstanding, convertible into 1,992,000 shares of common stock, and no shares of Series A Preferred available for future issuances;
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1,359,000 shares of Series B Preferred issued and outstanding, convertible into 1,359,000 shares of common stock, and no shares of Series B Preferred available for future issuances;
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No shares of Series C Preferred issued and outstanding, and no shares of Series C Preferred available for future issuance; and
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No shares of Series D Preferred issued and outstanding, and no shares of Series D Preferred available for future issuance.

In this section of the prospectus, we describe the rights of the holders of these securities and additional details related to the Series A Preferred and Series B Preferred.

Series A 8% Convertible Preferred Stock

In this section, we summarize the terms of the Series A Preferred as contained in the Series A Certificate of Designations, Preferences and Rights (the “Series A Certificate of Designation”) that we filed with the Utah Division of Corporations and Commercial Code, or Utah Division, in June 2015. This summary is not complete and is qualified in its entirety by the full text of the Series A Certificate of Designation, a copy of which has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. We issued the Series A Preferred in two private placements in June 2015 and in December 2016. As of May 17, 2021, there were 1,992,000 shares of Series A Preferred issued and outstanding, convertible into 1,992,000 shares of common stock, and no shares of Series A Preferred available for future issuances.

Voting. The Series A Preferred votes on an as-converted basis, one vote for each share of common stock issuable upon conversion of the Series A Preferred, provided, however, that no holder of Series A Preferred issued prior to December 28, 2016, may cast votes equivalent to the number of shares of common stock issuable upon conversion of Series A Preferred held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series A Preferred for its Series A Preferred, divided by (y) the greater of (i) $2.50 and (ii) the market price of the common stock (this adjustment is defined as the “Voting Cutback”). The purchase price per share of Series A Preferred we issued in December 2016 was greater than the market price of the common stock on the date of issuance. Therefore, no Voting Cutback applies to the shares of Series A Preferred we issued in our offering in December 2016.

Certain Changes and Amendments. Without the consent of holders of at least a majority of the then outstanding shares of Series A Preferred, we may not: (i) amend or repeal the Series A Certificate of Designation or our Articles of Incorporation or Bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of the Series A Preferred; (ii) reclassify or amend any of our securities in a manner that adversely affects the designations, preferences, powers and/or the relative participating, optional or other special rights, or the restrictions provided for the benefit of the Series A Preferred; (iii) authorize, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior to or pari passu with the Series A Preferred or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or pari passu with the Series A Preferred; (iv) purchase or redeem or pay or declare any dividend on any shares of our capital stock, other than redemptions of or dividends on the Series A Preferred; (v) increase the number of authorized shares of Series A Preferred; or (vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the consent of the holders of at least a majority of the then outstanding shares of Series A Preferred. The holders of a majority of the Series A Preferred consented to the offer and sale of the Series B Convertible Preferred Stock.

Dividends. Prior to conversion, each share of Series A Preferred carries an annual cumulative dividend, or Series A Dividend, at a rate of 8.0% of $2.50, plus all accrued but unpaid dividends thereon. Series A Dividends may be paid at our discretion in cash or in shares of common stock. If our Board declares a dividend payable upon our common stock, whether in cash, in kind or in other securities or property, the holders of outstanding shares of Series A Preferred would be entitled to the amount of such dividends that would be payable in respect of the number of shares of common stock into which their shares of Series A Preferred could be converted, which may result in shares of common stock being issued at less than market prices.

Liquidation. The Series A Preferred ranks senior to the common stock and to the other series of preferred stock with respect to distributions upon a deemed dissolution, liquidation or winding-up, and has a per share liquidation preference equal to $2.50 plus all accrued but unpaid dividends thereon.

Conversion. Each share of Series A Preferred is convertible into common stock at a price of $2.50 per share. A holder of Series A Preferred may elect to have its shares of Series A Preferred subject to a limitation that restricts or limits conversion of its shares of Series A Preferred (Beneficial Ownership Limitation).

As used in the Series A Certificate of Designation and in this prospectus, the Beneficial Ownership Limitation refers to an ownership limitation affecting the conversion of preferred stock to the extent that such conversion would result in the holder of the preferred stock beneficially owning in excess of 4.99% (or, if permitted or provided otherwise in the applicable certificate of designation, in excess of 9.99%) of the total number of shares of our common stock outstanding immediately after giving effect to the conversion.

Forced Conversion. We may force the conversion of one-half of the outstanding Series A Preferred into common stock on a 1:1 basis if certain conditions have been met, including: (1) the common stock has a bid price of at least $7.50 per share on each of the 40 trading days prior to the conversion date; (2) the daily trading volume for the prior 90 trading days exceeds 30,000 shares; and (3) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion. Thereafter, we would have the further right to require the conversion of the remaining outstanding Series A Preferred into common stock on a 1:1 basis if: (1) the common stock has a bid price of at least $10.00 per share on each of the 40 trading days prior to the forced conversion date; (2) the daily trading volume for the prior 90 trading days exceeds 50,000 shares; (3) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion, and (4) certain other conditions have been met as detailed in the Series A Certificate of Designation.

Redemption. Upon certain “Triggering Events” as defined in Section 9 of the Series A Certificate of Designation, which events generally refer to a failure to meet our obligations to the holders of the Series A Preferred under their registration rights agreement with us or to comply with material provisions of the Series A Certificate of Designation, including without limitation, the conversion, dividend, and liquidation rights of the Series A Preferred, a holder of Series A Preferred, at the holder’s sole option, may require us to redeem all of such holder’s shares of Series A Preferred. Under certain of the Triggering Events, at its sole option, the holder may require that the redemption price be paid in cash or in shares of common stock. If the holder elects to receive the redemption price paid in shares of common stock, then the redemption price is to be a number of shares of common stock equal to the applicable redemption amount divided by 75% of the average of the volume weighted average price (“VWAP”) of the common stock for the 10 trading days immediately prior to the date of the holder’s election. In the alternative, the holder may elect to require that we increase the dividend rate on all of the holder’s outstanding Series A Preferred to 18% per annum thereafter. If a holder elects redemption and we fail to pay in full the redemption price on the date such amount is due (whether in cash or shares of common stock as elected by the shareholder), we will be required to pay interest on the redemption amount at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the redemption amount, plus all such interest thereon, is paid in full.

Director Rights and Registration Rights. We also granted the holders of the Series A Preferred certain “Director Rights,” described below. Under these rights, we increased the size of our Board of Directors to up to seven members and granted the holders of the Series A Preferred (the “Preferred Investors”) the right (“Director Rights”) to appoint up to three members (each a “Preferred Director”) of our Board for so long as they own or would beneficially own at least 28.6% of our common stock, either directly, or indirectly, through ownership of common stock or Series A Preferred convertible into common stock, but excluding any related warrants exercisable for common stock (the “Threshold Ownership Percentage”). In compliance with Nasdaq Listing Rule 5640, the number of Preferred Directors is to be reduced pro rata with any reduction in ownership by the Preferred Investors below the Threshold Ownership Percentage, so that the number of Preferred Directors is approximately equal to the Preferred Investors’ direct or indirect ownership of our common stock. The Director Rights may be exercised at the discretion of certain affiliates of Prettybrook Partners LLC (“Prettybrook”) for so long as Prettybrook and/or its affiliates own at least 50% of the outstanding Series A Preferred.

Notwithstanding anything set forth above, the holders of the Series A Preferred do not have any rights to elect any Preferred Directors unless they own or would beneficially own at least 10% of our common stock either directly, or indirectly, through ownership of common stock or Series A Preferred convertible into common stock, but excluding any warrants exercisable for common stock acquired at the time they acquired the Series A Preferred (the “Director Rights Period”). The holders of common stock have no voting, nomination, election or other rights with respect to the Preferred Directors.

We also granted to the Preferred Investors certain registration rights, obligating us to register the resale by those investors of all shares of common stock issuable upon conversion of the Series A Preferred or in payment of Series A Dividends with respect to the shares of Series A Preferred, as well as shares of common stock underlying the exercise of certain warrants issued the Preferred Investors. We filed two registration statements pursuant to and in fulfillment of our obligations under our agreement with these investors: Registration Statements No. 333-205934 (effective August 13, 2015) and No. 333-215800 (effective February 10, 2017).

Series B Convertible Preferred Stock

On March 29, 2017, we filed the Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock (the “Series B Certificate of Designation”) with the Utah Division. In this section of the prospectus, we summarize the terms of the Series B Preferred contained in the Series B Certificate of Designation. Our summary below is qualified in its entirety by the full terms contained in the Series B Certificate of Designation, a copy of which has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Following the designation of the Series B Preferred, we conducted a private placement of the Series B Preferred. We closed the offering having sold 1,559,000 shares to accredited investors. We will not issue any shares of Series B Preferred in the future. As of May 17, 2021, there were 1,359,000 shares of Series B Preferred issued and outstanding, convertible into 1,359,000 shares of common stock.

Voting. The Series B Preferred is also subject to the Voting Cutback and votes on an as-converted basis, one vote for each share of common stock issuable upon conversion of such Series B Preferred held by such holder; provided, however, that no holder of Series B Preferred may cast votes equivalent to the number of shares of common stock issuable upon conversion of Series B Preferred held by such holder that exceeds the quotient of (x) the aggregate purchase price paid by such holder of Series B Preferred for its Series B Preferred, divided by (y) the greater of (i) $2.50 and (ii) the closing bid price of the common stock on the trading day immediately prior to the date of issuance of such holder’s Series B Preferred.

Certain Amendments and Changes. Without the consent of holders of at least a majority of the then outstanding shares of Series B Preferred, we may not: (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred or alter or amend the Series B Certificate of Designation, (ii) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to, or otherwise pari passu with, the Series B Preferred, (iii) amend the Articles of Incorporation in any manner that adversely affects any rights of the holders of the Series B Preferred, or (iv) enter into any agreement with respect to any of the foregoing. In addition, without the consent of all of the holders of the Series B Preferred, we may not increase the number of authorized shares of Series B Preferred.

Dividends. Prior to conversion, each share of Series B Preferred carries an annual dividend, or Series B Dividend, at a rate of 8% of $2.50, plus all accrued but unpaid dividends thereon. At our discretion, we may pay Series B Dividends in cash or in shares of common stock. If the Board declares a dividend payable upon our common stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Series B Preferred are entitled to the amount of such dividend that otherwise would be payable in respect of the number of shares of common stock into which their shares of Series B Preferred could be converted.

Liquidation. The Series B Preferred ranks senior to the common stock, and is subject to the preferences of the Series A Preferred, with respect to distributions upon a deemed dissolution, liquidation or winding-up. The Series B Preferred per share liquidation preference is equal to $2.50 plus all accrued but unpaid dividends thereon.

Conversion. Each share of Series B Preferred is convertible into common stock at a conversion price of $2.50 per share, subject to a Beneficial Ownership Limitation, as described below.

Beneficial Ownership Limitation. Unless a holder elected at the time of issuance of the Series B Preferred to the holder that it shall not apply, the Series B Certificate of Designation provides that we shall not effect any conversion of any shares of Series B Preferred, and a holder shall not have the right to convert any portion of the Series B Preferred, to the extent that, after giving effect to such conversion the holder (together with the holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own in excess of the Beneficial Ownership Limitation.

Forced Conversion. We have the right to convert one-half of the outstanding Series B Preferred into common stock on a 1:1 basis if certain conditions have been met, including: (1) the common stock has a daily VWAP as defined in the Series B Certificate of Designation of at least $7.50 per share on each of the 40 trading days prior to the conversion date; and (2) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion. We will have the right to convert the remaining outstanding Series B Preferred into common stock on a 1:1 basis if: (1) the common stock has a VWAP price of at least $10.00 per share on each of the 40 trading days prior to the date in question; (2) we are listed in good compliance on the Nasdaq Capital Market (or another national exchange) at the time of conversion and (3) certain other conditions have been met.

Redemption. Upon certain “Triggering Events” as defined in Section 9 of the Series B Certificate of Designation, which generally refer to a failure to meet our obligations to the holders of the Series B Preferred under their registration rights agreement with us or to comply with material provisions of the Series B Certificate of Designation, including without limitation, the conversion, dividend, and liquidation rights of the Series B Preferred, a holder of Series B Preferred, at the holder’s sole option, may require us to redeem all of such holder’s shares of Series B Preferred. Under certain of the Triggering Events, the holder may require, again at the holder’s sole option, that the redemption price be paid in cash or in shares of common stock. If the holder elects to receive the redemption price paid in shares of common stock, then the redemption price is to be a number of shares of common stock equal to the applicable redemption amount divided by 75% of the average of the VWAP of the common stock for the 10 trading days immediately prior to the date of the holder’s election. In the alternative, the holder may elect to require that we increase the dividend rate on all of the holder’s outstanding Series B Preferred to 18% per annum thereafter. If a holder elects redemption and we fail to pay in full the redemption price on the date such amount is due (whether in cash or shares of common stock as elected by the shareholder), we will be required to pay interest on the redemption amount at a rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law, accruing daily from such date until the redemption amount, plus all such interest thereon, is paid in full.

We also granted to the investors of the Series B Preferred registration rights pursuant to a registration rights agreement, obligating us to register all shares of common stock issuable upon conversion of the Series B Preferred or in payment of Series B Dividends, as well as common stock underlying the exercise of certain warrants issued these investors. We filed a registration statement pursuant to our agreement with these investors (Registration Statement No. 333-217322, effective April 14, 2017).

Anti-takeover Effects of our Amended and Restated Articles of Incorporation and Bylaws

As described above, our Articles of Incorporation provide that our Board may issue preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Our preferred stock could be issued quickly and utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company or making removal of management more difficult.

Indemnification

Both our Articles of Incorporation and our Bylaws provide for indemnification of our directors and officers to the fullest extent permitted by Utah law.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “DYNT.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, with a mailing address of 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, Telephone (801) 272-9294.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of common stock, preferred stock and/or debt securities. The warrants may be issued independently or together with shares of common stock or preferred stock offered by this prospectus and may be attached to or separate from those shares of common stock or preferred stock, as the case may be.

While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that describe the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, and the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that contain the terms of the warrants.

We may also issue warrants under a warrant agreement with a warrant agent to be selected by us. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the common stock purchasable upon exercise of, its warrants.

General

We will set forth in the applicable prospectus supplement the terms of the warrants in respect of which this prospectus is being delivered, including, when applicable, the following:

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the title of the warrants;
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the aggregate number of the warrants;
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the price or prices at which the warrants will be issued;
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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
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the date, if any, on and after which the warrants and the related common stock will be separately transferable;
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the price at which each share of common stock purchasable upon exercise of the warrants may be purchased;
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the date on which the right to exercise the warrants will commence and the date on which such right will expire;
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the minimum or maximum amount of the warrants that may be exercised at any one time;
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any information with respect to book-entry procedures;
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the effect of any merger, consolidation, sale, or other disposition of our business on the warrant agreement and the warrants;
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any other terms of the warrants, including terms, procedures, and limitations relating to the transferability, exchange, and exercise of such warrants;
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the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;
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the material U.S. federal income tax consequences of holding or exercising the warrants;
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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise; and
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any other specific terms, preferences, rights, or limitations of, or restrictions on, the warrants.

Unless specified in an applicable prospectus supplement, warrants will be in registered form only.

A holder of warrant certificates may exchange them for new certificates of different denominations, present them for registration of transfer, and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants are exercised, except to the extent set forth under the heading “Warrant Adjustments” below, holders of the warrants will not have any rights of holders of the underlying securities, including in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of Utah.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not materially and adversely affect the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by a warrant will be adjusted proportionately if we subdivide or combine our common stock. In addition, unless the prospectus supplement states otherwise, if we, without payment:

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issue capital stock or other securities convertible into or exchangeable for common stock, or any rights to subscribe for, purchase, or otherwise acquire common stock, as a dividend or distribution to holders of our common stock;
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pay any cash to holders of our common stock other than a cash dividend paid out of our current or retained earnings;
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issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common stock; or
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issue common stock or additional stock or other securities or property to holders of our common stock by way of spinoff, split-up, reclassification, combination of shares, or similar corporate rearrangement, then the holders of warrants will be entitled to receive upon exercise of the warrants, in addition to the shares of common stock or securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of stock and other securities and property such holders would have been entitled to receive had they held the common stock issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional stock and other securities and property.

Except as stated above, the exercise price and number of securities covered by a warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of warrants may have additional rights under the following circumstances:

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certain reclassifications, capital reorganizations, or changes of the common stock;
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certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common stock; or
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certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common stock are entitled to receive stock, securities, or other property with respect to or in exchange for their shares of common stock, the holders of the warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of stock and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

Outstanding Warrants

As of May 17, 2021, we had outstanding:

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warrants for the purchase of 3,000,000 shares of common stock with expiration dates ranging from June 30, 2021 to December 28, 2022, issued to the original purchasers of the Series A Preferred, divided equally into “A Warrants” and “B Warrants” – each A Warrant entitles the holder thereof to purchase one share of common stock for cash at an exercise price of $2.75 per share, subject to customary anti-dilution adjustments, and each B Warrant entitles the holder thereof to purchase one share of common stock at $2.75 per share;
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warrants for the purchase of 2,338,500 shares of common stock for cash at an exercise price of $2.75 per share with an expiration date of April 3, 2023, issued to the original purchasers of the Series B Preferred; and
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warrants for the purchase of 1,400,000 shares of common stock for cash at an exercise price of $2.75 per share, with an expiration date of October 2, 2023, issued to the original purchasers of the Series C Preferred.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under an indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title of the series of debt securities;
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any limit upon the aggregate principal amount that may be issued;
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the maturity date or dates;
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the form of the debt securities of the series;
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the applicability of any guarantees;
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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities;
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the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
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any restrictions on transfer, sale or assignment of the debt securities of the series; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and
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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

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the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request;
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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
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to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”
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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of any debt securities of any series;
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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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provide for payment;
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register the transfer or exchange of debt securities of the series;
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replace stolen, lost or mutilated debt securities of the series;
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pay principal of and premium and interest on any debt securities of the series;
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maintain paying agencies;
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hold monies for payment in trust;
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recover excess money held by the trustee;
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compensate and indemnify the trustee; and
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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular Series At the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with the securities and warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units and the unit agreements are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

General

We may issue units consisting of securities and warrants. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including the following:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions of the governing unit agreement that differ from those described below; and
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any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” and “Description of Warrants,” will apply to each unit and to any common stock, preferred stock, debt securities, or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent, if any, will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit, without the consent of the related unit agent or the holder of any other unit, may enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, the unit agent, if any, and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purposes and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the particular offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

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the name or names of any underwriters;
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the respective amounts underwritten;
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the nature of any material relationship between us and any underwriter;
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the nature of the obligation of the underwriter(s) to take the securities;
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the purchase price of the securities;
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any underwriting discounts and other items constituting underwriters’ compensation;
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any initial public offering price and the net proceeds we will receive from such sale;
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any discounts or concessions allowed or reallowed or paid to dealers; and
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any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Capital Market.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by Dentons Durham Jones Pinegar P.C., Salt Lake City, Utah.

EXPERTS

Our consolidated financial statements as of June 30, 2020 and June 30, 2019 and for each of the years in the two-year period ended June 30, 2020, have been audited by Tanner LLC as set forth in their reports thereon and incorporated herein by reference. Such consolidated financial statements have been incorporated by reference herein in reliance upon the report of Tanner LLC, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Through our website at www.dynatronics.com, you may access, free of charge, our filings, as soon as reasonably practical after we electronically file them with or furnish them to the SEC. The information contained on, or accessible through, our website is not incorporated by reference in, and is not a part of this prospectus or any accompanying prospectus supplement. You also may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities to be offered hereby. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this prospectus the following documents filed by us with the SEC, other than any portion of any such documents that is not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

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our Annual Report on Form 10-K for the year ended June 30, 2020, filed with the SEC on September 24, 2020;
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our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 29, 2020, relating to our Annual Meeting of Shareholders held December 10, 2020;
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our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020, for the quarter ended December 31, 2020, filed with the SEC on February 11, 2021, and for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
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our Current Reports on Form 8-K as filed with the SEC during 2020 and 2021 on each of November 5, 2020, November 9, 2020, November 12, 2020, December 11, 2020, December 16, 2020, December 31, 2020, January 29, 2021, February 1, 2021, February 11, 2021, April 6, 2021, April 22, 2021, April 29, 2021, May 13, 2021, and May 17, 2021  (other than any portions thereof deemed furnished and not filed as indicated below);
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the description of our common stock contained in our Registrant’s Registration Statement on Form 8-A (File No. 00-012697) filed on July 26, 1984, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us (including all documents subsequently filed by us after the date of this registration statement and prior to the effectiveness of this registration statement) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, will be deemed to be incorporated herein by reference and to be a part of this registration statement from the date of filing of such documents.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

Dynatronics Corporation
Attention:  General Counsel
1200 Trapp Road
Eagan, Minnesota 55121
(801) 568-7000

Up to $2,677,997
Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

Roth Capital Partners

September 17, 2021